AMENDMENT NO. 1 TO

SPLIT-OFF AGREEMENT

This AMENDMENT NO. 1 TO SPLIT-OFF AGREEMENT , dated as of June 1, 2012 (this “Amendment”), is entered into effective January 1, 2013 by and among Global Casinos, Inc, a Utah corporation (“Seller” or “Global Casinos”), Global Split-Off, LLC, a Colorado limited liability company (“Split-Off Subsidiary”), and Gemini Gaming, LLC, a Colorado limited liability company (“Buyer”).

R E C I T A L S:

1.

WHEREAS, Section XI of the Split-Off Agreement dated June 1, 2012 (“Agreement”), is hereby amended, in its entirety, to read as follows:

“XI.            TERMINATION .  This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller and Buyer. This Agreement may also be terminated by either party upon written notice to the other in the event the Split-Off and Closing have not been consummated on or before December 31, 2013.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party. “

2.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

3.

This Amendment may not be construed to amend the Agreement in any way except as expressly set forth herein.  The execution and delivery of this Amendment does not constitute and this Amendment may not be construed to constitute a waiver by any party of:

a.

Any breach of the Agreement by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or,

b.

Any right or remedy arising from or available to a party by reason of a breach of the Agreement by any other parties.

4.

The parties hereby confirm that the Agreement, as amended by this Amendment No. 1, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

IN WITNESS WHEREOF , the parties hereto have duly executed this Amendment No. 1 to Split-Off Agreement as of the day and year first above written.

SELLER :

BUYER:

GLOBAL CASINOS, INC.

GEMINI GAMING, LLC

By:__/s/ A. Leonard Nacht

By:

/s/ Clifford L. Neuman

    A. Leonard Nacht,  Director

Clifford L. Neuman, Manager

GLOBAL SPLIT-OFF, LLC

By:_/s/ A. Leonard Nacht

___

   A. Leonard Nacht,  Manager

Agreed to and accepted by:

/s/ Christopher Brogdon

Christopher Brogdon